Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 16, 2022, relating to the financial statements of Helix Acquisition Corp. which is contained in that Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 30, 2022